CONTRIBUTION AND ASSIGNMENT AGREEMENT

This CONTRIBUTION AND ASSIGNMENT AGREEMENT (this “Agreement”) is entered into as of March 31, 2009 (the “Effective Date”), by and between Carbon County Holdings, LLC, a Delaware limited liability company (“CCH”), MGMT ENERGY, INC., a Nevada corporation (“MGMT”), John P. Baugues, Jr. (“Baugues”), the John Paul Baugues, Sr. Family Trust (the “Trust”), and Tydus Richards (“Richards” and Richards, Baugues and the Trust are hereinafter referred to collectively at times, as the “Investors” and individually as an “Investor”) (CCH, MGMT, and each of the Investors are hereinafter referred to collectively at times, as the “Parties” and individually as a “Party”).

RECITALS

A.           WHEREAS, Edith L. Bolzer and Richard L. Bolzer (together, “Lessor”) and CCH entered into that certain Mining Lease on or around January 16, 2009, a copy of which is attached hereto as Exhibit A (the “Lease”), whereby CCH leased from Lessor rights to certain fee and mineral interests (the “Mineral Rights”) in Lessor’s lands situated in Carbon County, Montana (the “Leased Premises”), as more particularly described in the Lease.

B.           WHEREAS, pursuant to Section 23 of the Lease, CCH may assign, sublet or otherwise transfer its interests in the Lease without notice to or the consent of Lessor.

C.           WHERAS, Investors own one hundred percent (100%) of the equity interests in CCH.

D.           WHEREAS, Investors desire to cause CCH to contribute and assign to MGMT, and MGMT desires to acquire from CCH, all of CCH’s right, title and interest in and to the Mineral Rights, together with all of CCH’s rights in, to and under the Lease (collectively with the Mineral Rights, the “Contributed Assets”).

E.           WHEREAS, in exchange for the Contributed Assets, MGMT desires to issue to each Investor, and each Investor desires to accept from MGMT, the number of shares of MGMT’s common stock, par value $0.001 (the “Shares”), set forth opposite such Investor’s name on Schedule 1 hereto.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

TERMS OF AGREEMENT

1.           Definitions.

1.1           “Applicable Law” means, for any Person at any time of determination, any constitution, statute, law (including the common law and equity), ordinance, rule, regulation or administrative interpretation or any judgment, decree, order, policy, guidelines, notice, communication or other requirement, governmental permit, license, certificate of authority, order or approval to which such Person or any of its properties is subject at such time.

1.2           “Contract” means, with respect to any Person, any material agreement, indenture, debt instrument, contract, lease, license or other commitment, whether oral or written, to which such Person is a party, or by which it is bound or to which any of its properties are subject.

1.3           “Lien” or “Liens” means any mortgage, security interest, pledge, hypothecation, assignment, deposit arrangement, lease, encumbrance, lien, charge, preference, priority or other security agreement, option, warrant, attachment, right of first refusal, preemptive right, conversion right, put, call or other claim or right, restriction on transfer, preferential arrangement of any kind or nature whatsoever, easement, servitude, or transfer.

1.4           “Organizational Documents” means, with respect to a Person, the articles or certificate of incorporation and bylaws or articles or certificate of formation and operating agreement (or other constituent documents) of such Person.

1.5           “Person” means any individual, partnership (general or limited), corporation, limited liability company, limited liability partnership, association, trust, joint venture, unincorporated organization, or similar entity, or any government, governmental department or agency or political subdivision thereof.

1.6           “Transaction Documents” means this Agreement and all other agreements, documents, instruments and certificates entered into in connection herewith or therewith and any and all exhibits and schedules appertaining thereto.

2.           Contribution and Assignment.  Subject to the terms and conditions of this Agreement, including, but not limited to Section 4 hereof, at the Closing (a) CCH shall contribute, assign, transfer, convey and deliver to MGMT (the “Contribution”), all of its right, title, interest, obligations and liabilities in, to and under the Contributed Assets, free and clear of any and all Liens, and (b) MGMT shall accept said assignment and shall assume and hereby agrees to undertake, observe, perform and discharge in accordance with their terms all duties, responsibilities, agreements, covenants and obligations of CCH, as lessee, under the Lease arising from and after the Closing Date.

3.           Issuance of Shares.  Concurrently with, and as consideration for the Contribution and delivery of the Contributed Assets pursuant to Section 2 hereof, at the Closing MGMT shall issue to each Investor the Shares set forth opposite such Investor’s name on Schedule I hereto, free and clear of any and all Liens, except for restrictions on transfer under applicable securities laws.  Promptly following the Closing, MGMT shall cause stock certificates to be issued in the name of each Investor representing the Shares set forth opposite such Investor’s name on Schedule 1 hereto.

4.           Closing.  The closing of each of the Contribution and the issuance and sale of the Shares, as provided in Section 2 and Section 3 (the “Closing”) shall take place immediately following, and conditioned upon, the approval of the shareholders of MGMT of this Agreement and the transactions contemplated hereby (the “Shareholders’ Consent”); provided, that the date and time of the Closing may be changed by the mutual agreement of the Parties (the actual date on which the Closing occurs, the “Closing Date”).  In the event that the Shareholders’ Consent is not obtained on or prior to the date that is ninety (90) days after the Effective Date, then any Party may terminate this Agreement without liability therefor, by delivery of written notice to the other Parties.

5.           Representations and Warranties of the Parties.  Each Party, severally but not jointly, hereby represents and warrants, as of the Effective Date and as of the Closing Date, as follows:

5.1          Authority and Validity.  It has all necessary power and authority to, and has taken all action on its part necessary to, execute and deliver this Agreement and each Transaction Document to which it is a party, consummate the transactions contemplated hereby and thereby and perform its obligations hereunder and thereunder, and no other proceedings on its part are necessary to authorize this Agreement or any such Transaction Document to which it is a party or the transactions contemplated hereby and thereby; provided, however, that MGMT has not yet obtained the Shareholders’ Consent.  This Agreement and each Transaction Document that has been executed and delivered by it has been duly and validly executed and delivered, and is a legal, valid and binding obligation, enforceable against it in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

5.2          No Conflicts.  The execution and delivery by it of this Agreement and each Transaction Document to which it is a party, and the performance by it of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby, does not with or without the giving of notice, the lapse of time or both: (i) violate or conflict with its Organizational Documents; (ii) materially breach or violate, or result in a material default under, any Applicable Law applicable to it; (iii) materially breach or result in a material default under, permit the termination of, or permit the acceleration of the performance required by, any term or provision of any Contract of or binding on it; or (iv) result in the creation or imposition of any Lien on its business or assets.

5.3          Governmental and Third Party Consents.  No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority or any third party is required in connection with the consummation of the transactions contemplated by this Agreement, except qualification or filings under applicable securities laws as may be required in connection with the transactions contemplated by this Agreement and, with respect to MGMT, except for the Shareholders’ Consent.

6.           Additional Representations and Warranties of CCH and the Investors.  CCH and each of the Investors, jointly and severally, hereby represents and warrants, as of the Effective Date and as of the Closing Date, as follows:

6.1           Good Standing and Qualification.  CCH is a limited liability company validly existing and in good standing under the laws of the State of Delaware.

6.2           Title.  CCH (i) owns all right, title and interest, in and to the rights (including the Mineral Rights) of lessee under the Lease, and has not sold, pledged, hypothecated, or otherwise disposed of any such rights to any Person, (ii) has good and marketable title to, or, in the case of leased property, valid leasehold interests in, all of the Contributed Assets, and (iii) has all requisite power and authority to, and has obtained any and all third party consents necessary to, contribute, assign, transfer, convey and deliver to MGMT the Contributed Assets, free and clear of any and all Liens.  There are no developments in respect of, or otherwise affecting, any of the Contributed Assets pending or threatened that individually or in the aggregate would materially detract from the value or use of such assets.

6.3           Lease.  The Lease is in full force and effect and is the valid and binding obligation of CCH and Lessor thereunder.  Neither CCH nor Lessor is in breach or default, and no event has occurred which, with or without notice or lapse of time, or both, would constitute a breach or default, or permit termination, modification, or acceleration under, the Lease, and no party has repudiated any provision of, or provided the other party with any default notice under, the Lease.  The consummation of the transactions contemplated by this Agreement and the Transaction Documents will not result in a breach of any term or provision of, or constitute (with or without notice or lapse of time or both) a default under, the Lease.  The consummation of the transactions contemplated by this Agreement and the Transaction Documents will not (i) give any other party a right to cancel or terminate the Lease or a right to modify or amend the terms thereof, or (ii) result in an acceleration of the maturity or performance of any obligation under, or the creation of any Lien under, the Lease.

6.4           Leased Premises.  Subject to the payment of rent and the observance and performance of the terms, covenants and conditions contained in the Lease on the part of lessee therein to be observed and performed, MGMT may enter into and upon and hold and enjoy the Leased Premises for the residue of the term of the Lease for MGMT’s own use and benefit, without any interruption by CCH or by any person whomsoever claiming through or under CCH.

7.           Purchase for Investment.  Each Investor, severally but not jointly, hereby further represents and warrants, as of the Effective Date and as of the Closing Date, that such Investor is financially able to bear the economic risks of acquiring the Shares and the other transactions contemplated hereby, and has no need for liquidity in this investment. Investor has such knowledge and experience in financial and business matters in general, and with respect to businesses of a nature similar to the business of MGMT, so as to be capable of evaluating the merits and risks of, and making an informed business decision with regard to, the acquisition of the Shares. Investor is acquiring the Shares solely for Investor’s own account and not with a view to or for resale in connection with any distribution or public offering thereof, within the meaning of any applicable securities laws and regulations, unless such distribution or offering is registered under the Securities Act of 1933, as amended (the “Securities Act”) or an exemption from such registration is available. Investor has (i) received all the information it has deemed necessary to make an informed investment decision with respect to the acquisition of the Shares, including the information MGMT has filed publicly with the Securities and Exchange Commission (the “SEC”), (ii) had an opportunity to make such investigation as Investor has desired pertaining to MGMT and the acquisition of an interest therein, and to verify the information which is, and has been, made available to it and (iii) had the opportunity to ask questions of MGMT concerning its business and operations.  Investor has received no public solicitation or advertisement with respect to the offer or sale of the Shares. Investor realizes that the Shares are “restricted securities” as that term is defined in Rule 144 promulgated by the SEC under the Securities Act, the resale of the Shares is restricted by federal and state securities laws and, accordingly, the Shares must be held indefinitely unless their resale is subsequently registered under the Securities Act or an exemption from such registration is available for their resale. Investor understands that any resale of the Shares by Investor must be registered under the Securities Act (and any applicable state securities law) or be effected in circumstances that, in the opinion of counsel for MGMT at the time, create an exemption or otherwise do not require registration under the Securities Act (or applicable state securities laws). Investor acknowledges and consents that certificates now or hereafter issued for the Shares will bear a legend substantially as follows:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR QUALIFIED UNDER ANY APPLICABLE STATE SECURITIES LAWS (THE “STATE ACTS”), HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND QUALIFICATION UNDER THE STATE ACTS OR PURSUANT TO EXEMPTIONS FROM SUCH REGISTRATION OR QUALIFICATION REQUIREMENTS (INCLUDING, IN THE CASE OF THE SECURITIES ACT, THE EXEMPTIONS AFFORDED BY SECTION 4(1) OF THE SECURITIES ACT AND RULE 144 THEREUNDER). AS A PRECONDITION TO ANY SUCH TRANSFER, THE ISSUER OF THESE SECURITIES SHALL BE FURNISHED WITH AN OPINION OF COUNSEL OPINING AS TO THE AVAILABILITY OF EXEMPTIONS FROM SUCH REGISTRATION AND QUALIFICATION AND/OR SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY THERETO THAT ANY SUCH TRANSFER WILL NOT VIOLATE THE SECURITIES LAWS.

Investor understands that the Shares are being sold to Investor pursuant to the exemption from registration and that MGMT is relying upon the representations made herein as one of the bases for claiming the exemption.

8.           Additional Representations and Warranties of MGMT.  MGMT hereby further represents and warrants, as of the Effective Date and as of the Closing Date, as follows:

8.1           Good Standing and Qualification.  MGMT is a corporation validly existing and in good standing under the laws of the State of Nevada.

8.2           Valid Issuance.  The Shares, when issued and delivered in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and non-assessable, and will be free and clear from any and all Liens, other than those under applicable securities laws.

8.3           Exemption.  Subject in part to the truth and accuracy of each Investor’s representations set forth in Section 7 of this Agreement, the issuance of the Shares are exempt from the registration or qualification requirements of any applicable state and federal securities laws.

9.           Indemnification.

9.1                 Indemnification by MGMT.  MGMT shall indemnify, defend and hold harmless CCH and each of the Investors and their respective parents, subsidiaries, affiliates, agents, managers, members, officers and assigns, and each of them (each, a “CCH Indemnified Party”) against any losses, claims, damages or liabilities of any kind or nature, joint or several, and all expenses related thereto (including, without limitation, reasonable attorney’s fees) (“Claims”), to which any CCH Indemnified Party may become subject to the extent such Claims (or actions in respect thereof) arise out of, or are based upon, (a) any breach by MGMT of any of its representations, warranties or covenants contained in this Agreement, or (b) any Claims arising out of, or with respect to, the Lease, to the extent that, with respect to clause (b) only, the act, omission, or circumstance giving rise to such Claims relates to the period on or after the Closing Date.

9.2                 Indemnification by CCH and Investors.

(a)           CCH and the Investors, jointly and severally, shall indemnify, defend and hold harmless MGMT and its parents, subsidiaries, affiliates, agents, stockholders, directors, officers and assigns (but excluding any Investor that is an officer, director, or affiliate of MGMT), and each of them (each, an “MGMT Indemnified Party”) against any and all Claims to which any MGMT Indemnified Party may become subject to the extent such Claims (or actions in respect thereof) arise out of, or are based upon, (a) any breach by CCH or an Investor of any of its representations or warranties contained in Section 6 of this Agreement, (b) any breach by CCH of Section 2 of this Agreement, or (c) any Claims arising out of, or with respect to, the Lease, to the extent that, with respect to clause (c) only, the act, omission, or circumstance giving rise to such Claims relates to the period prior to the Closing Date.

(b)             CCH and each Investor, severally and not jointly, shall indemnify, defend and hold harmless the MGMT Indemnified Parties against any and all Claims to which any MGMT Indemnified Party may become subject to the extent such Claims (or actions in respect thereof) arise out of, or are based upon, (a) any breach by CCH or such Investor, as applicable, of any of its respective representations or warranties contained in this Agreement (excluding Section 6 hereof), or (b) any breach by CCH or such Investor, as applicable, of any of its respective covenants contained in this Agreement (other than Section 2 hereof).

10.           General.

10.1           Successors and Assigns.  Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of, and be binding upon, the respective successors and assigns of the Parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the Parties or any of their respective successors and assigns, any rights, remedies, obligations, or liabilities under, or by reason of, this Agreement.

10.2           Governing Law.  This Agreement shall be deemed to be an agreement made under the laws of the State of Delaware and for all purposes shall be governed by, and construed under, such laws without reference to its conflicts of law principals.

10.3           Facsimile; Counterparts.  This Agreement may be executed in counterparts and delivered by facsimile or electronic signature, each of which shall be deemed to be an enforceable original and all of which together shall constitute one enforceable instrument.

10.4           Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

10.5           Notices.  Except as otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other Parties, (b) when received by facsimile at the number for such Party set forth on the signature page hereto, (c) three (3) business days after deposit in the U.S. mail with first class or certified mail receipt requested, postage prepaid, and addressed to the other Parties as set forth on the signature page hereto, or (d) the next business day after deposit with a national overnight delivery service, postage prepaid, addressed to the Parties as set forth on the signature page hereto, with next business day delivery guaranteed.  A Party may change or supplement its addresses for the purposes of receiving notice pursuant to this Section 10.5 by giving the other Parties written notice of the new address in the manner set forth above.

10.6           Amendments and Waivers.  Any term of this Agreement may be amended, only with the written consent of all of the Parties.  No provision of this Agreement may be waived except in a writing signed by the Party granting such waiver.

10.7           Severability.  If any provision of this Agreement is held to be unenforceable under Applicable Law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

10.8           Further Assurances.  Each Party shall take all further actions and execute and deliver all further documents that are reasonably required to effect the transactions contemplated by this Agreement.

10.9           Notice of Assignment.  A copy of this Agreement shall be sufficient notice to all persons of the assignments contained herein and may be relied upon by any third party.

10.10                      Entire Agreement.  This Agreement, the Transaction Documents and all other agreements referred to herein constitute the entire agreement and understanding among the Parties with respect to the subject matter hereof, and supersede all prior and contemporaneous negotiations and agreements, whether oral or written, with respect to the subject matter hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

CARBON COUNTY HOLDINGS, LLC		MGMT ENERGY, INC.

By:		By:
	Name:		Name:
	Title:		Title:

Address for Notice: Carbon County Holdings, LLC 3203 Third Avenue North, Suite 300 Billings, MT 59101 Facsimile: (___) ___-____ Attention: _____________	Address for Notice: MGMT ENERGY, INC. 3203 Third Avenue North, Suite 300 Billings, Montana 59101 Facsimile: (___) ___-____ Attention: _____________

JOHN P. BAUGUES, JR. ___________________________________________ John P. Baugues Address for Notice: _____________________ _____________________ Facsimile: (___) ___-____ Attention: _____________	With a copy to (which shall not constitute notice): Eisner, Frank & Kahan 9601 Wilshire Boulevard, Suite 700 Beverly Hills, California 90210 Facsimile: (310) 855-3200 Attention: Keith Sutton, Esq.

THE JOHN PAUL BAUGUES, SR. FAMILY TRUST	TYDUS RICHARDS

By:		Tydus Richards
	Name: Title: Trustee	Address for Notice:

Address for Notice: _____________________ _____________________ Facsimile: (___) ___-____ Attention: _____________	_____________________ _____________________ Facsimile: (___) ___-____ Attention: _____________

SCHEDULE 1

Schedule of Investors

Name of Investor	Number of Shares
John P. Baugues, Jr.	3,185,000
The John Paul Baugues, Sr. Family Trust	3,315,000
Tydus Richards	5,500,000
Total	12,000,000

EXHIBIT A

LEASE

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